                                                                    Exhibit 99.4

                                 CELLCOR, INC.

                                 BALANCE SHEETS

                                                              June 30, 1995   December 31, 1994
                                                              -------------   -----------------
                                                                 (unaudited)

ASSETS

Current assets:
Cash and cash equivalents                                          $949,102          $1,225,674
Marketable securities at cost                                             -           2,669,873
Accounts receivable-net of allowances                                29,624              22,177
Inventories                                                          65,854              73,072
Prepaid expenses and other current  assets                          441,697             252,121
Current portion of notes receivable                                       -              13,542
                                                                 ----------          ----------
         Total current assets                                     1,486,277           4,256,459

Property and equipment                                            3,088,363           3,009,192
Less: accumulated depreciation and amortization                  (2,131,277)         (2,016,085)
                                                                 ----------          ----------
         Net property and equipment                                 957,086             993,107

Other assets                                                        149,478             118,447
                                                                 ----------          ----------

Total assets                                                     $2,592,841          $5,368,013
                                                                 ==========          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Note payable to stockholders (Note 5)                            $1,000,000          $        -
Accounts payable                                                    799,360             300,191
Accrued restructuring expenses (Note 4)                             819,328                   -
Accrued expenses                                                  1,073,252           1,124,069
Deferred revenue                                                          -             155,000
Current maturities of capital lease obligations                     109,076              90,177
                                                                 ----------          ----------
         Total current liabilities                                3,801,016           1,669,437

Capital lease obligations, less current maturities                  396,021             366,432
                                                                    -------             -------
         Total liabilities                                        4,197,037           2,035,869
                                                                  ---------           ---------

Stockholders' equity (deficit):
Convertible preferred stock                                              53                  53
Common stock                                                         54,634              54,528
Additional paid-in capital                                       54,838,189          54,825,489
Unearned stock option compensation                                  (86,905)           (173,805)
Accumulated deficit                                             (56,410,167)        (51,374,121)
                                                                -----------         -----------
         Total stockholders' equity (deficit)                    (1,604,196)          3,332,144
                                                                 ----------          ----------
Total liabilities and stockholders' equity                       $2,592,841          $5,368,013
                                                                 ==========          ==========

See accompanying notes to financial statements.

                                    99.4-1

                                 CELLCOR, INC.
                            STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                               Three months ended               Six months ended
                                          June 30, 1995   June 30,1994   June 30, 1995   June 30, 1994
                                          --------------  -------------  --------------  --------------
Revenue
  Net technology development fees               $95,000       $232,500        $750,000        $310,000
  Net product sales                              23,656         28,308          51,707          45,187
                                          -------------    -----------     -----------     -----------
        Total revenue                           118,656        260,808         801,707         355,187
                                          -------------    -----------     -----------     -----------

Research and development expenses             1,571,543      1,144,668       3,145,917       2,339,378
General and administrative expenses             914,973        597,448       1,882,970       1,273,193
Restructuring expense                           825,250              -         825,250               -
                                          -------------    -----------     -----------     -----------
        Total operating costs and
        expenses                              3,311,766      1,742,116       5,854,137       3,612,571
                                          -------------    -----------     -----------     -----------
Operating loss                              (3,193,110)    (1,481,308)     (5,052,430)     (3,257,384)

Other income (expense):
  Interest income                                 7,516         17,294          42,979          38,642
  Other income                                        -          3,000               -           6,000
  Interest expense                             (15,157)        (8,946)        (26,594)        (19,595)
                                            -----------    -----------     -----------     -----------
        Total other income (expense)            (7,641)         11,348          16,385          25,047
                                            -----------    -----------     -----------     -----------
Net loss                                   $(3,200,751)   $(1,469,960)    $(5,036,045)    $(3,232,337)
                                           ============   ============    ============    ============

Net loss per common share*                $      (0.61)  $      (0.27)   $      (0.97)   $      (0.59)

Weighted average shares                       5,453,390      5,436,432       5,453,132       5,436,354

  * 1995 net loss per common share is computed by dividing net loss after adjusting for undeclared dividends on the convertible preferred stock of $130,725 in the second quarter and $260,400 for the six months.



See accompanying notes to financial statements.

                                    99.4-2

                                  CELLCOR INC.
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                Six months ended
                                                        June 30, 1995    June 30, 1994
                                                        --------------   --------------
Cash flows from operating activities:
  Net loss                                               $(5,036,045)    $(3,232,337)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
  Depreciation and amortization                              160,179         202,683
  Deferred compensation expense                               86,900         103,783
  Increase in accounts receivable                             (7,447)        (17,411)
  Increase in prepaid expenses and other
   current assets                                           (176,034)       (178,633)
  (Increase) decrease in accounts payable                    499,169        (238,654)
  (Increase) decrease in accrued expenses                    768,511        (128,596)
  (Decrease) increase in deferred revenue                   (155,000)        341,000
  Decrease in inventory                                        7,218           3,982
                                                         -----------     -----------
Net cash used in operating activities                     (3,852,549)     (3,144,183)
                                                         -----------     -----------

Cash flows from investing activities:
  Maturity and sale of short-term investments              2,669,873         125,000
  Purchases of property and equipment                        (24,659)        (18,897)
  (Increase) decrease in other assets                        (31,031)         24,666
                                                         -----------     -----------
Net cash provided by investing activities                  2,614,183         130,769
                                                         -----------     -----------

Cash flows from financing activities:
  Proceeds from notes payable from stockholder             1,000,000               -
  Capital lease obligation payments                          (51,012)       (101,273)
  Payments of notes payable                                        -         (83,331)
  Sale of stock                                               12,806              85
                                                         -----------     -----------
Net cash provided by (used in) financing activities          961,794        (184,519)
                                                         -----------     -----------
Net decrease in cash and cash equivalents                   (276,572)     (3,197,933)
Cash and cash equivalents beginning of period              1,225,674       4,668,046
                                                         -----------     -----------
Cash and cash equivalents end of period                  $   949,102     $ 1,470,113
                                                         ===========     ===========

Supplemental cash flow information
  Interest paid                                          $    26,594     $    19,595

Supplemental schedule of non-cash
Investing and financing activities:
Property and equipment acquired under
capital lease                                            $    99,500


See accompanying notes to financial statements.

                                    99.4-3

CELLCOR, INC.

NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

a. The unaudited financial statements presented herein should be read in conjunction with the financial statements and notes thereto included in the Cellcor, Inc. (the "Company" or "Cellcor") Annual Report on Form 10-K. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations, although the Company believes the disclosures which have been made are adequately presented and not misleading.

          The financial statements for the three months ended June 30, 1995 and 1994 and the six months ended June 30, 1995 and 1994 are unaudited. However, in the opinion of management, all adjustments (consisting of only normally recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations for the periods presented have been made. Interim results are not necessarily indicative of results for a full year.

b.        Loss Per Share

          The net loss per common share is computed by dividing net loss after adjusting for preferred stock dividends by the weighted average number of shares outstanding. Common stock equivalent shares are not included in the per share calculations where the effect of their inclusion would be antidilutive.


2. REVENUE RECOGNITION

a.        Technology development fees.

          Revenues from technology development fees were derived from a collaborative agreement with SRL, Inc., a Japanese corporation. The Company is recognizing the revenue from the SRL Agreement over contractual periods as specified by the agreement, net of related commissions.


3. SALE OF COMPANY

          Cellcor entered into an Agreement and Plan of Merger dated June 15, 1995 with a wholly-owned subsidiary of Cytogen Corporation (the "Merger Subsidiary"), which provides that, upon the satisfaction or waiver of certain conditions set forth therein, the Merger Subsidiary will be merged with and into Cellcor (the "Merger"), whereupon Cellcor will become a wholly-owned subsidiary of Cytogen. At that time, each outstanding share of Cellcor common stock will be converted into the right to receive .60 shares of Cytogen common stock and each outstanding share of Cellcor Convertible Preferred Stock will be converted into the right to receive 218.94 shares of Cytogen common stock. Hillman Medical Ventures partnerships and certain of their affiliates (collectively, the "Principal Stockholders") own 50.5% of the Cellcor common stock and 95.2% of the Cellcor preferred stock. The Principal Stockholders have agreed to vote such shares in favor of the Merger.

          In connection with the Merger, holders of record of Cellcor common stock on August 17, 1995, will be granted the non-transferable right to purchase for cash shares of Cytogen common stock (the "Subscription Offering"). Each holder of Cellcor common stock will be entitled to purchase 1.118 shares of Cytogen common stock for each share of Cellcor common stock held by such holder at the close of business on August 17, 1995, the Subscription Offering record date (rounded down to the nearest whole number) at a price of $3.89 per share of Cytogen common stock. Consummation of the Merger is conditioned upon the purchase of at least $12.0 million of

                                    99.4-4
the Subscription Offering. Certain of the Principal Stockholders have committed to purchase $12.0 million of the shares in the Subscription Offering. These transactions also remain subject to, among other things, the effectiveness of a registration statement and a joint proxy statement, which has been filed with the Securities and Exchange Commission (the "SEC"), certain other regulatory approvals, and the approval of both sets of stockholders

4. RESTRUCTURING

          The Company restructured its operations in June 1995, in anticipation of the Merger. The Company's primary goal remains achieving regulatory approval for ALT, with a secondary goal of completing the Phase I/II trial in chronic hepatitis B. The Phase I/II trial in advanced kidney cancer utilizing Organon Teknika/Biotechnology Research Institute's Active Specific Immunotherapy followed by ALT was discontinued. The Company accrued the following expenses related to this restructuring at June 30, 1995:

          Employee severance related to personnel reductions in operations andadministration    $817,000
          Operational costs related to discontinuing clinical trial                                8,250
                                                                                                --------
                                                                                                $825,250
                                                                                                 =======

5. NOTE PAYABLE TO STOCKHOLDERS

          During June 1995, the Company issued a promissory note to certain affiliates of the Hillman Medical Ventures partnerships in the aggregate principal amount of $4,967,118 (the "Promissory Note"). This note allows Cellcor to draw down funds for research and development and working capital, from time to time aggregating not more than $4,967,118. Cellcor will pay interest at an annual rate of 6.37% on the borrowed funds. The note shall be due and payable upon the later of (i) effectiveness of the Merger and the closing of the Subscription Offering, provided however, that the Subscription Offering produces aggregate proceeds to Cytogen of not less than $12,000,000, and (ii) December 31, 1995. At June 30, 1995, Cellcor had utilized $1,000,000 of the $4,967,118 available.

6.  LEGAL PROCEEDINGS

          On September 18, 1992, a stockholder of the Company brought suit against the Company, the Company's directors and Furman Selz Incorporated, individually and as representative of the 26 underwriters of the Company's initial public offering in March 1992, in the Court of Chancery of Delaware as a class action (on behalf of all other stockholders similarly situated). The suit alleged, among other things, that the prospectus used to sell the Company's Common Stock in the initial public offering contained false and misleading statements and that the defendants violated Sections 11 and 12(2) of the Securities Act of 1933. The plaintiffs were seeking, among other relief, rescission of their purchase of Common Stock in the public offering. The plaintiffs amended their complaint on November 3, 1992 and again in January 1994. Under the terms of the Underwriting Agreement among the Company and the underwriters of the public offering, the Company is required to indemnify Furman Selz Incorporated and the other underwriters for losses, costs and damages arising out of the lawsuit. The Company filed a motion for summary judgment with the court and sought to have all the plaintiffs' claims dismissed.

          On September 9, 1994, the Court dismissed 23 out of the 26 allegations in the lawsuit. On March 10, 1995, the Court entered an order allowing the
Section 11 claim to proceed on a class basis but declined to certify a class on the Section 12(2) and state law claims.

          On April 24, 1995, the Company announced it had reached agreement to settle this stockholder class action litigation. The settlement which is subject to certain conditions, including final approval by Delaware's Court of Chancery, provides for a $700,000 cash payment to the members of the plaintiff class in return for dismissal of all claims against the defendants. Of the payment, almost two-thirds have been made by the Company's insurance carrier, with the balance paid by the Company. The amount paid by the Company was accrued for at March 31, 1995.

                                    99.4-5